Exhibit 10.7

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made as of October 21, 2025, by and among FF Opportunities 2 LLC, FF Opportunities 3 LLC and FF Opportunities 4 LLC (together, the “Holders”, with each of the purchasing entities, a “Holder”), on the one hand, and FireFly Automatix, Inc., a Delaware corporation (the “Company”), on the other hand.

WHEREAS, the Holders hold certain debentures (each debenture, an “Existing Debenture,” and collectively, the “Existing Debentures”) convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock” and, as so issuable upon conversion, the “Debenture Shares”) and/or warrants (each warrant, an “Existing Warrant,” and collectively, the “Existing Warrants”) to purchase Common Stock previously issued by the Company (such shares issuable upon exercise, the “Warrant Shares”), as more fully described on Schedule A attached hereto (collectively, the “Original Securities”);

WHEREAS, the Original Securities were issued pursuant to one or more purchase agreements between the Company and the Holders (each, a “Prior Purchase Agreement,” and collectively, the “Prior Purchase Agreements”).

WHEREAS, the Holders have certain rights pursuant to the terms and conditions of the Original Securities and the Prior Purchase Agreements (each right, a “Holder’s Right,” and collectively, the “Holder’s Rights”);

WHEREAS, the Company is contemplating an initial public offering of its common stock (the “IPO”) pursuant to a registration statement on Form S-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) (together with any amendments or supplements thereto, the “Registration Statement”);

WHEREAS, in connection with the IPO, the parties hereto desire for the Holders to effect exchanges of certain of the Original Securities held by each of the Holders in the amounts set forth on Schedule B hereto in exchange for equity securities of the Company, as described below (the “Exchange,” with such exchanged amount, the “Exchange Amount”);

WHEREAS, in connection with the IPO, the parties hereto desire for the Holders to effect exercises, on a cashless basis (i) certain of the Existing Warrants (the “Cashless Exercise Warrants”), and (ii) of certain of other Existing Warrants (the “Additional Cashless Exercise Warrants”) held by each of the Holders, as described on Schedule C;

WHEREAS, as consideration for the Holders’ agreement to effect the Exchange, the Company shall issue to the Holders in reliance on the exemption(s) from registration provided by Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), shares of the Company’s newly designated Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), convertible into Common Stock (such shares issuable upon conversion, the “Preferred Stock Shares,” and together with the Debenture Shares and Warrant Shares, the “Future Securities, with the rights and preferences as set forth in that certain Certificate of Designation of Preferences, Rights and Limitations of the Preferred Stock (the “Series A Certificate of Designation” and together with this Agreement, the “Transaction Documents”), in substantially the form attached hereto as Exhibit A, upon Exchange of the Exchange Amounts set forth on Schedule B hereto (the “Shares”); and

WHEREAS, in connection with the IPO and the Exchange, the Holders desire to waive or clarify certain provisions of the Original Securities, as set forth herein.

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NOW THEREFORE, in consideration of the foregoing premises and the respective representations and warranties, covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Exchange and Warrant Exercises.

(a)	Debenture Exchange. Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue to each Holder of the Existing Debentures set forth on Schedule B at the closing of the Exchange (the “Closing”) a number of Shares equal to the quotient obtained by dividing (i) the quotient obtained by dividing (a) the outstanding principal and accrued interest of the Existing Debentures as of the Closing by (b) the applicable conversion price of the Existing Debentures set forth on Schedule B by (ii) the Conversion Ratio, such that the number of shares of Common Stock initially issuable upon the conversion of the Shares shall be equal to the number of shares of Common Stock issuable upon the full conversion of the Existing Debentures at the time of the Exchange. The “Conversion Ratio” shall be equal to the quotient obtained by dividing the Series A Original Issue Price (as defined in the Series A Certificate of Designation) by the Series A Conversion Price (as defined in the Series A Certificate of Designation).

(b)	Warrant Exchange. At the Closing, and subject to the terms and conditions of this Agreement, the Company agrees to issue to each holder of the Existing Warrants set forth on Schedule B the number of Shares determined in accordance with the calculations set forth on Schedule B with respect to such Existing Warrants, such that the number of shares of Common Stock initially issuable upon the conversion of the Shares shall be equal to the product obtained by multiplying (a) number of shares of Common Stock underlying the number of Existing Warrants to be exchanged by (b) the Common Stock exchange ratio set forth on Schedule B for such Existing Warrants.

(c)	Warrant Exercises. Subject to the terms and conditions of this Agreement, the Company and the Holders hereby agree that, at the Closing, (i) the Cashless Exercise Warrants will be exercised on a cashless basis in accordance with the calculations set forth on Schedule C and (ii) the Additional Cashless Exercise Warrants will be exercised on a cashless basis in accordance with the calculations set forth on Schedule C.

2. Closing; Delivery.

(a)	Closing. The Closing shall take place remotely via the exchange of documents and signatures simultaneously with the satisfaction of each of the conditions set forth in Section 7 and Section 8 herein (to the extent not waived in accordance therewith) (the date on which the Closing occurs hereinafter referred to as the “Closing Date”).

(b)	Exchange; Delivery. At Closing, the Exchange shall be effected by (i) the Company delivering to each Holder, in book entry form, the applicable number of Shares being issued to such Holder pursuant to the Exchange and (ii) each Holder surrendering to the Company the Original Securities for cancellation.

(c)	Assuming the accuracy of the representations and warranties of each of the Company and each of the Holders set forth in Sections 3 and 4 of this Agreement, respectively, the parties hereto acknowledge and agree that the purpose of such representations and warranties is, among other things, to ensure that the Exchange qualifies as an exchange and/or purchase and sale of securities under Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act.

3. Representations and Warranties of the Company. Except as set forth in the disclosure schedules which are attached hereto and delivered by the Company to the Holders concurrently with the execution and delivery of this Agreement (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Holder:

(a)	Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (“Liens”), and all of the issued and outstanding shares of capital stock of each direct or indirect subsidiary of the Company formed or acquired after the date hereof (each, a “Subsidiary”) are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

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(b)	Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (each, a “Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)	Authorization; Enforcement. Subject to the Required Approvals, the Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (“Board of Directors”) or the Company’s stockholders in connection herewith or therewith other than in connection with (i) the filings required pursuant to Section 6(c) of this Agreement, (ii) all filings required by the Secretary of State of the State of Delaware to create and maintain the status of the Preferred Stock in accordance with the terms of the Transaction Documents, including the filing of a second amended and restated certificate of incorporation of the Company, in substantially the form attached hereto as Exhibit D (the “Amended and Restated Charter”), and the Series A Certificate of Designation, and (iii) from and after the date on which the Common Stock is listed on any applicable Trading Market (as defined below), the notice and/or application(s) to each applicable Trading Market for the issuance of the Shares and the listing of the shares of Common Stock issuable upon conversion of the Shares (the “Underlying Shares” and together with the Shares, the “Securities”) for trading thereon in the time and manner required thereby (collectively, the “Required Approvals”). For the purposes of this Agreement, “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange, but not including the OTCID, OTCQB or OTCQX markets (or any other over-the-counter market or successors to any of the foregoing). This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)	No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) subject to the Required Approvals, conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti- dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

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(e)	Filings, Consents and Approvals. Assuming the accuracy of the Holders’ representations and warranties set forth in Section 4, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each, a “Person”) in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the Required Approvals.

(f)	Issuance of the Shares. Subject to the Required Approvals, the Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. Subject to the Required Approvals, the Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. Subject to the Required Approvals, the Company has reserved from its duly authorized capital stock a number of shares of Common Stock for the purpose of issuance, no less than 100% of the sum of the maximum number of Underlying Shares issuable upon conversion of the Shares then outstanding assuming for purposes hereof that (x) the Shares are convertible at the Series A Conversion Price (as defined in the Series A Certificate of Designation) then in effect and (y) any such conversion shall not take into account any limitations on the conversion of the Shares set forth in the Series A Certificate of Designation) (collectively, the “Required Reserve Amount”).

(g)	Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3(g). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the Exchange or as set forth on Schedule 3(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (“Common Stock Equivalents”) or capital stock of any Subsidiary. The issuance of the Shares will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Holders). Except as set forth on Schedule 3(g), there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Subject to the Required Approvals, no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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(h)	Financial Statements. The unaudited financial statements of the Company for the 2024 fiscal year and unaudited financial statements through June 30, 2025 are attached hereto as Schedule 3(h). Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end adjustments.

(i)	Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest financial statements attached hereto as Schedule 3(h), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission and (C) those liabilities disclosed on Schedule 3(i), (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act (“Affiliate”), except pursuant to existing Company stock option plans.

(j)	Litigation. Except as set forth on Schedule 3(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 3(j), neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(k)	Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(l)	Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)	Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)	Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o)	Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Permitted Liens as set forth in Schedule 3(o), (ii) Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (iii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in material compliance.

(p)	Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(q)	Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to $1 million. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r)	Transactions with Affiliates and Employees. Except as set forth on Schedule 3(r), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s)	No Commission; No Other Consideration. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the Exchange or other transactions contemplated by the Transaction Documents. The Holders shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Exchange or the Transaction Documents. The Shares are being conveyed exclusively for the exchange of the Original Securities and no other consideration has or will be paid for the Shares. The Holders’ agreement to exercise the Additional Cashless Exercise Warrants is occurring solely to assist the Company comply with certain regulatory requirements in connection with its planned IPO and not as additional consideration for the Shares to be issued in connection with the Exchange.

(t)	No Registration. Assuming the accuracy of the Holders’ representations and warranties set forth in Section 4, no registration under the Securities Act is required for the Exchange as contemplated hereby.

(u)	Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v)	Registration Rights. No Person other than the Holders has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries except as provided in the Transaction Documents.

(w)	Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Holders as a result of the Holders and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation, as a result of the Company’s issuance of the Shares and the Holders’ ownership of the Shares.

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(x)	Disclosure. The representations and warranties contained in this Agreement or any other Transaction Document regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(y)	No Integrated Offering; Exemption Representations. Assuming the accuracy of the Holders’ representations and warranties set forth in Section 4, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this Exchange or the issuance of the Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from delivering the Shares to the Holders pursuant to Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act or require the registration of any such securities under the Securities Act, nor will the Company take any action or steps that would cause the Exchange, issuance and delivery of the Shares to be integrated with other offerings to the effect that the delivery of the Shares to the Holders would not be deemed exempt pursuant to Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act. Other than legal counsel, the Company has not engaged any third parties to assist in the solicitation with respect to the Exchange.

(z)	Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the Exchange, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3(z) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $25,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(aa)	Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provisions reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

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(bb)	[Reserved].

(cc)	Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977.

(dd)	Accountants. The Company’s accounting firm is set forth on Schedule 3(dd) of the Disclosure Schedules.

(ee)	Seniority. As of the Closing Date, no Indebtedness or other claim against the Company is senior to the Shares in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(ff)	No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(gg)	Acknowledgment Regarding Section 3(a)(9) Exchange. The Company acknowledges and agrees that each of the Holders is acting solely in the capacity of an arm’s length third party with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Holder is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Holder or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Exchange. The Company further represents to each Holder that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(hh)	Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ii)	Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(jj)	U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company shall so certify upon any Holder’s request.

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(kk)	Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll)	Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record- keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(mm)	No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Exchange hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of issuance (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Holders a copy of any disclosures provided thereunder, including the disclosures set forth on Schedule 3(mm).

(nn)	Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation in connection with the issuance of any Shares.

(oo)	Notice of Disqualification Events. The Company will notify the Holders in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(pp)	Shell Company Status. The Company is not, nor has it ever been, an issuer identified in Rule 144(i)(1) under the Securities Act.

4. Representations, Warranties and Agreements of the Holders. Each Holder, for itself and for no other Holder, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)	Ownership of the Original Securities. The Holder is the legal and beneficial owner of the Original Securities. The Holder paid for the Original Securities and has continuously held the Original Securities since its purchase. The Holder owns the Original Securities outright and free and clear of any options, contracts, agreements, liens, security interests, or other encumbrances. The Holder acknowledges, understands and agrees that the Shares are being exchanged and/or issued in consideration for the Original Securities hereunder pursuant to the exemption under Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act.

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(b)	Organization; Authority. Such Holder is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Holder of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Holder. Each Transaction Document to which it is a party has been duly executed by such Holder, and when delivered by such Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Holder, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)	Own Account. Such Holder understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangements or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Holder’s right to sell the Shares pursuant to an effective registration statement or otherwise in compliance with applicable federal and state securities laws). Such Holder is acquiring the Shares hereunder in the ordinary course of its business.

(d)	Status. Such Holder is: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(e)	Experience of Holders. Such Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Exchange, and has so evaluated such merits and risks. Such Holder is able to bear the economic risk of holding the Shares and, at the present time, is able to afford a complete loss relating to such Exchange.

(f)	General Solicitation. Such Holder is not, to such Holder’s knowledge, the Exchange was not effected as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Holder, any other general solicitation or general advertisement.

(g)	No Public Market. Such Holder understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

(h)	Access to Information. Such Holder acknowledges that (i) it has conducted its own investigation of the Company and the terms of the Certificate of Designation, (ii) it has had access to such financial and other information as it deems necessary to make its decision to participate in the Exchange and (iii) has been offered the opportunity to conduct such review and analysis of the business, assets, condition, operations and prospects of the Company and its Subsidiaries and to ask questions of the Company and received answers thereto, each as it deemed necessary in connection with the decision to participate in the Exchange. Such Holder further acknowledges that it has had such opportunity to consult with its own counsel, financial and tax advisors and other professional advisors as it believes is sufficient for purposes of participating in the Exchange. Neither the foregoing nor the representations contained in this Section 4 shall modify, amend or affect such Holder’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

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(i)	Waiver of Piggyback Registration Rights in Connection with the IPO. To the extent that the IPO would otherwise trigger any rights of any Holder under Section 4.19 or 4.20 of the Prior Purchase Agreements or any similar “piggyback registration rights provision, each Holder hereby waives any and all rights it may have to (i) request or require the inclusion of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held by such Holder in the registration statement filed by the Company in connection with the IPO, and (ii) receive any notice with respect to such registration or the opportunity to participate therein. Further, each Holder hereby waives any and all additional rights, including any right to notice, that arise under the Prior Purchase Agreements applicable to such Holder solely as a result of the IPO (and not with respect to any subsequent registration or offering).

(j)	Waiver of Reset Provision in Connection with the IPO, Preferred Stock and Future Securities. To the extent that (i) the IPO or (ii) the issuance or conversion of the Preferred Stock and Future Securities would constitute a Dilutive Issuance for purposes of Section 5(b) of the Existing Debentures, each Holder hereby waives any and all rights it may have with respect to: (i) any adjustment to the applicable Conversion Price (as defined in the Existing Debenture applicable to such Holder); and (ii) any increase or issuance of additional Conversion Shares (as defined in the Existing Debenture applicable to such Holder), in each case, as a result of the IPO or the issuance or conversion of the Preferred Stock and Future Securities. Each Holder additionally waives: (x) any rights to the “Dilutive Issuance Notice” pursuant to Section 5(b) of the Existing Debentures applicable to such Holder, to the extent applicable with respect to the IPO or the issuance or conversion of the Preferred Stock and Future Securities; (y) any rights to a Mandatory Redemption and to the use of proceeds for the purpose of Mandatory Redemption as defined in, and pursuant to, Section 6(c) of the Existing Debentures, as the case may be, to the extent applicable to such Holder in connection with the IPO or the issuance or conversion of the Preferred Stock and Future Securities; and (z) the applicability of Section 7 (Negative Covenants) of the Existing Debentures applicable to such Holder in connection with, and to the extent applicable to, the IPO or the issuance or conversion of the Preferred Stock and Future Securities. Further, each Holder hereby waives any and all additional Holder’s Rights, including any right to notice, that arise under the Existing Debentures applicable to such Holder solely as a result of (i) the IPO or (ii) the issuance or conversion of the Preferred Stock and Future Securities (and not any other Dilutive Issuance).

(k)	Waiver of Dilutive Issuance in Connection with the IPO, Preferred Stock and Future Securities. To the extent that (i) the IPO or (ii) the issuance or conversion of the Preferred Stock and Future Securities would constitute a Dilutive Issuance for purposes of Section 3(b) of the Existing Warrants, each Holder hereby waives any and all rights it may have with respect to: (i) any adjustment to the applicable Exercise Price (as defined in the Existing Warrant applicable to such Holder); and (ii) any increase or issuance of additional Warrant Shares (as defined in the Existing Warrant applicable to such Holder), in each case, as a result of the IPO or the issuance or conversion of Preferred Stock and Future Securities. Each Holder additionally waives any rights to the “Dilutive Issuance Notice” pursuant to Section 3(b) of the Existing Warrants applicable to such Holder, to the extent applicable with respect to the IPO or the issuance or conversion of the Preferred Stock and Future Securities. Further, each Holder hereby waives any and all additional Holder’s Rights, including any right to notice, that arise under the Existing Warrants applicable to such Holder solely as a result of (i) the IPO or (ii) the issuance or conversion of the Preferred Stock and Future Securities (and not any other Dilutive Issuance).

(l)	Consent to Issuance of Preferred Stock. Each Holder hereby consents to the issuance of the Preferred Stock.

The Company acknowledges and agrees that the representations contained in this Section 4 shall not modify, amend or affect such Holder’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

5. Transfer Restrictions. Each Holder acknowledges and agrees as follows:

(a)	None of the Shares have been registered under the Securities Act, in reliance on the exemption from registration provided by Section 3(a)(9) and Section 4(a)(2) thereof; and the undersigned will not immediately be entitled to the benefits of Rule 144 promulgated under the Securities Act (“Rule 144”) with respect to the Shares or the Underlying Shares.

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(b)	Each Holder understands that there are substantial restrictions on the transferability of the Shares and the Underlying Shares, and that the certificates or book entries representing the Shares and the Underlying Shares shall bear restrictive legends in substantially the following form, as applicable (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

“THIS SECURITY [AND THE SECURITIES FOR WHICH THIS SECURITY IS CONVERTIBLE] [HAVE][HAS] BEEN ACQUIRED FOR INVESTMENT AND [HAVE][HAS] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR “BLUE SKY LAWS”. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT (OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT), OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, THIS SECURITY [AND THE SECURITIES FOR WHICH THIS SECURITY IS CONVERTIBLE] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED THEREBY WITH A REGISTERED BROKER-DEALER THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE ACT.”

(c)	The Shares and the Underlying Shares may only be disposed of in compliance with state and federal securities laws. The legend set forth above shall be removed and the Company shall issue, or cause its transfer agent to issue, within one (1) business day of the request of the Holder (such date, the “Legend Removal Date”), a certificate or book entries for the Shares or Underlying Shares, as applicable, without such legend to the holder of the Shares or Underlying Shares, respectively, upon which it is stamped, if (a) such resale of the Underlying Shares are registered pursuant to the Registration Rights Agreement (as defined below) under the Securities Act, (b) such Holder delivers to the Company an opinion of counsel, reasonably acceptable to the Company, that a disposition of such Shares or Underlying Shares is being made pursuant to an exemption from such registration, or (c) any other evidence reasonably requested and reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Shares or Underlying Shares may be effected without registration under the Securities Act. The Company will not require a legal opinion (x) in any transaction in compliance with Rule 144, provided that Holder provides customary representations regarding Holder’s eligibility to sell the applicable securities under Rule 144; or (y) in any transaction in which such Holder distributes Shares to an Affiliate of such Holder for no consideration.

(d)	In addition to such Holder’s other available remedies, the Company shall pay to a Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Shares or Underlying Shares (based on the VWAP of the shares of Common Stock on the date such Shares or Underlying Shares are submitted to the Company or its transfer agent) delivered for removal of the restrictive legend from any of the Securities and subject to Section 5(c), $10 per trading day (increasing to $20 per trading day five (5) trading days after such damages have begun to accrue) for each trading day after the Legend Removal Date until such certificate or book entries are delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to such Holder by the Legend Removal Date a certificate or book entries representing the Shares or Underlying Shares so delivered to the Company by such Holder that is free from all restrictive and other legends and (b) if after the Legend Removal Date, such Holder purchases (in an open market transaction or otherwise) shares of Common Stock or other Company securities to deliver in satisfaction of a sale by such Holder of all or any portion of the number of shares of Common Stock or such other securities, or a sale of a number of shares of Common Stock equal to all or any portion of the number of Shares or Underlying Shares, that such Holder anticipated receiving from the Company without any restrictive legend, then an amount equal to the excess of such Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock or other securities so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of Shares or Underlying Shares that the Company was required to deliver to such Holder by the Legend Removal Date multiplied by (B) the lowest closing sale price of the shares of Common Stock on any trading day during the period commencing on the date of the delivery by such Holder to the Company of the applicable Shares or Underlying Shares (as the case may be) and ending on the date of such delivery and payment under this Section 5(d).

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6. Covenants and Other Rights.

(a)	Registration Rights Agreement. Concurrently with the execution of this Agreement, the Company and the Holders shall execute a Registration Rights Agreement in form agreed upon by the Company and the Holders and attached hereto as Exhibit B, providing for the registration of the resale of the Underlying Shares (the “Registration Rights Agreement”).

(b)	Lock-Up Agreements. Each Holder hereby agrees to execute and deliver, in connection with the IPO and prior to the Closing Date, lock-up agreements (the “Lock-Up Agreements”) substantially in the form attached hereto as Exhibit C, in customary form with respect to securities of the Company held by such Holder, including, but not limited to, the Shares and the Underlying Shares, providing for a lock-up period of 180 calendar days from the completion of the IPO, subject to the terms provided therein.

(c)	Listing of Common Stock. Upon the consummation of the IPO, the Company shall use its commercially reasonable efforts to secure the listing of the Underlying Shares on the Trading Market, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing, so long as any other shares of Common Stock shall be so listed. Following such initial listing, the Company shall use its reasonable best efforts to maintain the Common Stock’s listing on the Trading Market. Following such initial listing, neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on the Trading Market, unless the Common Stock is immediately thereafter traded on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6(b). From and after the date of consummation of the IPO, the Company shall use commercially reasonable efforts to ensure that its shares of Common Stock are and remain eligible for the “Deposit and Withdrawal at Custodian” (DWAC) service of the Deposit Trust Corporation and not subject to any restriction or limitation imposed by or on behalf of the Deposit Trust Corporation on any of its services or any other restriction or limitation on the use of the services provided by the Deposit Trust Corporation (DTC chill).

(d)	Securities Laws Disclosure; Publicity. From and after the date the Company makes its initial public filing with the Commission (whether it be a registration statement or current or periodic report, which filing will include the material terms of the transactions contemplated hereby and attach forms of the Transaction Documents as exhibits thereto) (the “Disclosure Date”), the Company represents to the Holders that it shall have publicly disclosed the material terms and conditions of the transactions contemplated by the Transaction Documents and all other material, non-public information required to be disclosed in such initial public filing with the Commission. The Company and each Holder shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Holder shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Holder, or without the prior consent of each Holder, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Holder, or include the name of any Holder in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Holder, except (a) as required by federal securities law in connection with the filing of Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Holders with prior notice of such disclosure permitted under this clause (b). The Company covenants and agrees that from and after the Disclosure Date until the date on which no Shares or Underlying Shares are held by the Holders or their respective Affiliates, (i) all reports, schedules, forms, statements, and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated by the Commission thereunder (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereto, will conform in all material respects to the requirements of the Securities Act and Exchange Act and the applicable rules and regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading and (ii) the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act. The financial statements and other financial data included in such reports shall comply in all material respects with applicable accounting requirements and Commission rules and regulations and shall fairly present in all material respects the consolidated financial position and results of operations and cash flows of the Company and its Subsidiaries as of the dates and for the periods indicated therein.

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(e)	Financial Statements. For so long as any Holder holds any Shares or Underlying Shares, the Company shall deliver to such Holder, upon request, copies of its quarterly and annual financial statements, and such other material financial or corporate information reasonably requested by such Holder. If the Company becomes subject to Commissions reporting obligations, it shall be deemed to have satisfied such delivery obligations to the extent such materials are made publicly available on the Commission’s EDGAR website.

7. Conditions to Company’s Obligations at Closing. The Company’s obligation to complete the Exchange and deliver the Shares to the Holders on the Closing Date, shall be subject to the following conditions to the extent not waived by the Company:

(a)	Representations and Warranties. The representations and warranties made by the Holders in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date, as the case may be, with the same force and effect as if they had been made on and as of said date.

(b)	Performance. Each Holder shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(c)	Receipt of Executed Documents. Each Holder shall have executed and delivered to the Company each of the Transaction Documents that requires its signature.

(d)	Registration Statement. The Registration Statement shall have been declared effective by the Commission, and no stop order suspending its effectiveness shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

8. Conditions to Holder’s Obligations at Closing. Each Holder’s obligation to accept delivery of the Shares and to effect the Exchange on the Closing Date shall be subject to the following conditions, to the extent not waived by the Holders of a majority of the Shares:

(a)	Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.

(b)	Performance. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(c)	Certificate. The Chief Executive Officer of the Company shall execute and deliver to the Holders a certificate to the effect that the representations and warranties of the Company in Section 3 hereof are true and correct (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of this Agreement and as of the Closing Date and that the Company has satisfied in all material respects all of the conditions set forth in this Section 8.

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(d)	Good Standing. The Company and each of its Subsidiaries are corporations or other business entities duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of formation.

(e)	Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

(f)	No Suspension. On or after the Disclosure Date, no suspension of trading shall have been imposed by any Trading Market, the Commission or any other governmental regulatory body with respect to public trading in the Common Stock.

(g)	Amended and Restated Charter and Series A Certificate of Designation. The Company shall have filed (i) the Amended and Restated Charter with the Secretary of State of the State of Delaware, authorizing the issuance of blank check preferred stock, which shall be in substantially the form attached hereto as Exhibit D, and (ii) the Series A Certificate of Designation with the Secretary of State of the State of Delaware, which Series A Certificate of Designation shall be substantially in the form attached as Exhibit A hereto.

(h)	Registration Statement. The Registration Statement shall have been declared effective by the Commission, and no stop order suspending its effectiveness shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

9. U.S. Federal Income Tax Matters.

(a)	The parties intend that, unless otherwise required pursuant to a final determination within the meaning of Section 1313(a) of the Code, (i) the Company shall treat the Shares as stock that participates in corporate growth to a significant extent within the meaning of Section 1.305-5(a) of the Treasury Regulations, and (ii) for U.S. federal income tax purposes, pursuant to Section 108(e)(8) of the Code, the Company be treated as having satisfied the debentures being exchanged pursuant to the Exchange for an amount of cash equal to the fair market value of the Preferred Stock being issued to the Holders pursuant to the Exchange; provided, however, if it is determined that the fair market value of the Preferred Stock being issued to the Holders pursuant to the Exchange is not at least equal to the principal amount owed by the Company under the debentures being exchanged therefor, such deficit shall be treated as contributed by the Holders to the capital of the Company pursuant to Section 108(e)(6) of the Code. The parties hereto shall file all tax returns and determine all taxes consistent with such treatment and shall not take any action that is inconsistent with such treatment unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code.

(b)	Prior to the Closing, each Holder shall deliver to the Company a properly completed and executed IRS Form W-9 and such other information reasonably requested by the Company to enable the Company to comply with its tax reporting and withholding obligations with respect to the Exchange and any portion of the Preferred Stock that is treated as the payment of interest to the Holder for U.S. federal income tax purposes. The Company shall be entitled to deduct and withhold, or cause to be deducted and withheld, from the Preferred Stock the portion (if any) of the Preferred Stock that is treated as the payment of interest to the Holders for U.S. federal income tax purposes such taxes that are required to be deducted and withheld from such amounts under applicable tax law; provided that the Company shall be obligated to timely remit such amounts to the appropriate U.S. tax authorities.

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10. Indemnification.

(a)	The Company agrees to indemnify and hold harmless each Holder, and each of its respective directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person, from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) arising from any Action based upon or arising out of the Company’s actual false representation or warranty, or material breach by the Company of any covenant or agreement made by the Company, contained herein or in any other document delivered by the Company in connection with this Agreement; provided, however, that the Company will not be liable in any such case to the extent and only to the extent that any such loss, liability, claim, damage, cost, fee or expense arises out of or is based upon the inaccuracy of any representations made by such indemnified party in this Agreement.

(b)	Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such indemnified person (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person, from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened, and including in settlement of any litigation, but only if such settlement is effected with the written consent of the Holders of a majority of the Shares) arising from any Action insofar as such losses, liabilities, claims, damages, costs, fees and expenses are primarily based upon or primarily arise out of the Holder’s actual false representation or warranty or material breach by the Holder of any covenant or agreement made by the Holder, contained herein or in any other document delivered by the Holder in connection with this Agreement.

(c)	Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any Action for which such indemnified party is asserting a right to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, promptly notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9, unless such delay materially harms the indemnifying party. In case any such Action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such Action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties and the indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such Action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such Action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any reasonable legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in such circumstance), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the Action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such Action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such Action, or (ii) be liable for any settlement of any such Action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such Action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

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11. Termination. This Agreement shall automatically terminate and become null and void if the Closing shall not have occurred on or before December 31, 2025.

12. Binding Effect. Each of the Holders hereby acknowledges and agrees that this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

13. Reserved.

14. No Third-Party Beneficiaries. This Agreement is intended only for the benefit of the parties hereto, and their respective Affiliates, and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

15. Amendments and Waivers. Except as set forth in Section 7 and Section 8, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and each of the Holders.

16. Notices. Any notice, consents, waivers or other communication required or permitted to be given hereunder shall be in writing and will be deemed to have been delivered: (i) upon receipt, when personally delivered; (ii) upon receipt when sent by certified mail, return receipt requested, postage prepaid; (iii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iv) when sent, if by e-mail, (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (v) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. For purposes of this Agreement, “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business. The addresses, facsimile numbers and email addresses for such communications shall be:

(a)	if to the Company, at

FireFly Automatix, Inc.

1130 South 3800 West

Suite 100

Salt Lake City, UT 84101

Telephone: (801) 698-5128

Attention: Andrew Limpert

Email: andrew.limpert@fireflyautomatix.com

with a copy to (which shall not constitute notice):

Dorsey & Whitney LLP

111 South Main Street

Suite 2100

Salt Lake City, UT 84111

Telephone: (801) 933-7363

Attention: David Marx

Email: marx.david@dorsey.com

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or

(b)	if to ATW, at

ATW Partners Opportunities Management, LLC

ONE PENN, 1 Pennsylvania Plaza, Suite 4810

New York, NY 10119

Attention: Antonio Ruiz-Gimenez, Manager

Telephone: (646) 975-5548

Email: notice@atwpartners.com

aruizg@atwpartners.com

kpropper@atwpartners.com

operations@atwpartners.com

with a copy to (which shall not constitute notice):

Sullivan & Worcester LLP

1251 Avenue of the Americas

New York, NY 10020

Telephone: (212) 660-3060

Attention: David Danovitch

Email: ddanovitch@sullivanlaw.com

(or, in any case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 15). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

17. Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by either the Company or the Holders without the other parties’ prior written consent, and any transfer or assignment of the Shares or Underlying Shares shall be made only in accordance with all applicable laws.

18. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles thereof relating to the conflict of laws.

19. Dispute Resolution. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 9, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

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20. Blue Sky Qualification. If applicable, the Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.

21. Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

22. Miscellaneous.

(a)	This Agreement, together with the other Transaction Documents and any confidentiality agreement between the Holders and the Company, constitute the entire agreement between the Holders and the Company with respect to the Exchange and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b)	The representations and warranties of the Company and the Holders made in this Agreement shall survive the execution and delivery hereof and delivery of the Shares.

(c)	If the Shares are certificated and any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Company’s transfer agent for any losses in connection therewith or, if required by the transfer agent, a bond in such form and amount as is required by the transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

(d)	Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

(e)	This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or any other rapid transmission device designed to produce a written record of the communication transmitted shall be as effective as delivery of a manually executed counterpart thereof.

The words “execution,” “executed,” “signed,” signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(f)	Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

(g)	Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent there unto duly authorized, this Agreement as of the date first above written.

COMPANY:

FIREFLY AUTOMATIX, INC.

By:	/s/ Andrew Limpert
Name:	Andrew Limpert
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the undersigned Holders have executed, or caused to be executed on their behalf by an agent there unto duly authorized, this Agreement as of the date first above written.

FF OPPORTUNITIES 2 LLC

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Member of ATW Partners GP II, LLC, Manager of FF Opportunities 2 LLC

FF OPPORTUNITIES 3 LLC

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Member of ATW Partners Opportunities Fund GP, LLC, Manager of FF Opportunities 3 LLC

FF OPPORTUNITIES 4 LLC

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Member of ATW Partners Opportunities Fund II GP, LLC, Manager of FF Opportunities 4 LLC

SCHEDULE A

ORIGINAL SECURITIES

Holder	Description	Date of Issuance
FF Opportunities 2 LLC	Senior Secured Convertible Debenture	July 17, 2019
FF Opportunities 2 LLC	Senior Secured Convertible Debenture	April 22, 2020
FF Opportunities 2 LLC	Senior Secured Convertible Debenture	September 4, 2020
FF Opportunities 3 LLC	Senior Secured Convertible Debenture	January 13, 2022
FF Opportunities 4 LLC	Senior Secured Convertible Debenture	January 19, 2023
FF Opportunities 4 LLC	Senior Secured Convertible Debenture	July 25, 2024
FF Opportunities 4 LLC	Senior Secured Convertible Debenture	June 18, 2025
FF Opportunities 2 LLC	Common Stock Purchase Warrant	July 17, 2019
FF Opportunities 2 LLC	Common Stock Purchase Warrant	April 22, 2020
FF Opportunities 2 LLC	Common Stock Purchase Warrant	September 4, 2020
FF Opportunities 3 LLC	Common Stock Purchase Warrant	January 13, 2022
FF Opportunities 4 LLC	Common Stock Purchase Warrant	January 19, 2023
FF Opportunities 4 LLC	Common Stock Purchase Warrant	July 11, 2024
FF Opportunities 4 LLC	Common Stock Purchase Warrant	July 25, 2024
FF Opportunities 4 LLC	Common Stock Purchase Warrant	June 18, 2025

SCHEDULE B

ORIGINAL SECURITIES TO BE EXCHANGED

Debentures

Existing Debentures	Holder	Original Principal	Current Accrued Interest at July 31, 2025 (1)	Conversion Price	Base Interest Rate	Issuance Date	Maturity Date	Number of Shares of Common Stock Underlying Original Principal and Current Accrued Interest (A) (1)	Conversion Ratio (B) (1)	Number of Shares Issued in Exchange (C = A / B) (1)
July 2019 Senior Secured Convertible Debenture	FF Opportunities 2 LLC	$3,800,000.00	$1,290,471.87	$1.1200	11%	7/17/2019	1/31/2027	4,545,064	100	45,450.64
April 2020 Senior Secured Convertible Debenture	FF Opportunities 2 LLC	$750,000.00	$254,698.01	$2.0000	11%	4/20/2020	1/31/2027	502,349	100	5,023.49
September 2020 Senior Secured Convertible Debenture	FF Opportunities 2 LLC	$750,000.00	$254,698.01	$2.2000	11%	9/4/2020	1/31/2027	456,681	100	4,566.81

(1) The current accrued interest at July 31, 2025, Conversion Ratio, and number of Shares issued in the Exchange are for illustrative purposes only. The actual Conversion Ratio will be determinable based on the final terms set forth in the Series A Certificate of Designation. Accrued interest will be determined at the time of the Exchange.

Warrants

Existing Warrants	Holder	Number of Existing Warrants to Exchange (A)	Common Stock Exchange Ratio (B)	Number of Shares of Common Stock Underlying Existing Warrants to be Exchanged (C = A x B)	Conversion Ratio (D) (2)	Number of Shares Issued in Exchange (E = C / D) (2)
July 2019 Common Stock Purchase Warrants	FF Opportunities 2 LLC	110,226 (1)	87.5%	96,448 (1)	100	964.48 (1)
April 20, 2020 Common Stock Purchase Warrants	FF Opportunities 2 LLC	281,250	80.0%	225,000	100	2,250.00
September 2020 Common Stock Purchase Warrants	FF Opportunities 2 LLC	255,682	80.0%	204,546	100	2,045.46
January 2022 Common Stock Purchase Warrants	FF Opportunities 3 LLC	420,918 (1)	100.0%	420,918 (1)	100	4,209.18 (1)
January 2023 Common Stock Purchase Warrants	FF Opportunities 4 LLC	120,460 (1)	100.0%	120,460 (1)	100	1,204.60 (1)
July 11, 2024 Common Stock Purchase Warrants	FF Opportunities 4 LLC	430,009	100.0%	430,009	100	4,300.09
July 25, 2024 Common Stock Purchase Warrants	FF Opportunities 4 LLC	181,861	100.0%	181,861	100	1,818.61
June 2025 Common Stock Purchase Warrants	FF Opportunities 4 LLC	181,861	100.0%	181,861	100	1,818.61

(1) With respect to the July 2019 Existing Warrants, January 2022 Existing Warrants, and January 2023 Existing Warrants, the number of such Existing Warrants to be exchanged, the number of shares of Common Stock underlying such Existing Warrants to be exchanged, and the number of Shares issued in the Exchange are for illustrative purposes only. The actual number of such warrants to be exchanged with respect to the July 2019 Existing Warrants, January 2022 Existing Warrants, and January 2023 Existing Warrants will be equal to the number of such Existing Warrants outstanding less the number of such Existing Warrants to be exercised, as described in Section 1(c) and Schedule C. The number of such Existing Warrants remaining after such exercises will be multiplied by the common stock exchange ratio in column B of the table above and divided by the Conversion Ratio in column D of the table above to determine the number of Shares to be issued in the Exchange.

(2) The Conversion Ratio and number of Shares that may be issued in the Exchange are for illustrative purposes only. The actual Conversion Ratio will be determinable based on the final terms set forth in the Series A Certificate of Designation.

SCHEDULE C

EXISTING WARRANT EXERCISES

Cashless Exercise Warrants:

Cashless Exercise Warrants	Holder	Warrants to be Exercised(1) (A)	Cashless Exercise Ratio (B)	Number of Shares of Common Stock Issued upon Cashless Exercise(1) (C = A x B)
July 2019 Common Stock Purchase Warrants	FF Opportunities 2 LLC	1,789,774	87.5%	1,566,052

(1) The number of such Cashless Exercise Warrants to be exercised and the number of shares of Common Stock issued upon such cashless exercise provided in the table above are for illustrative purposes only. The actual number of Cashless Exercise Warrants to be exercised on a cashless basis will be determined such that the number of shares of Common Stock beneficially owned (as such term is defined under Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) by such holder will equal no more than 9.99% of the aggregate number of shares of Common Stock outstanding, immediately after giving effect to the exercise of the Cashless Exercise Warrants and Additional Cashless Exercise Warrants, the Exchange and the closing of the IPO. The number of Cashless Exercise Warrants to be cashless exercised will be multiplied by the cashless exercise ratio set forth in column B of the table above to determine the number of shares of Common Stock issued upon the cashless exercise of Cashless Exercise Warrants.

Additional Cashless Exercise Warrants:

Additional Cashless Exercise Warrants	Holder	Warrants to be Exercised(1)	Cashless Exercise Shares Surrendered (B)	Number of Shares of Common Stock Issued upon Cashless Exercise (C = A - B)(1)
January 2022 Common Stock Purchase Warrants	FF Opportunities 3 LLC	110,509	185	110,324
January 2023 Common Stock Purchase Warrants	FF Opportunities 4 LLC	240,015	401	239,614

(1) The number of such Additional Cashless Exercise Warrants to be exercised, the number of shares of Common Stock issued upon exercise, and the number of cashless exercise shares surrendered provided in the table above are for illustrative purposes only. The actual number of Additional Cashless Exercise Warrants to be exercised on a cashless basis will be determined such that the number of shares of Common Stock beneficially owned (as such term is defined under Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) by such holders will equal no more than 9.99% of the aggregate number of shares of Common Stock outstanding, immediately after giving effect to the exercise of the Cashless Exercise Warrants and Additional Cashless Exercise Warrants, the Exchange and the closing of the IPO. The number of shares of Common Stock issued upon exercise of the Additional Cashless Exercise Warrants to be cashless exercised will be determined by deducting from the total number of shares issuable under such warrants an amount equal to the quotient obtained by dividing (a) the aggregate exercise price of such warrants by (b) the public offering price in the IPO. For purposes of the above illustration, the public offering price in the IPO was assumed to be $6.00 per share. The actual public offering price in the IPO may vary from such assumption.

EXHIBIT A

Form of Series A Certificate of Designation

EXHIBIT B

Form of Registration Rights Agreement

EXHIBIT C

Form of Lock Up Agreement

EXHIBIT D

Form of Amended and Restated Charter